SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 5, 2009

CARBON SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-144931	24-5451302
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

5511C Ekwill Street, Santa Barbara, California 93111
 (Address of principle executive offices)

(805) 456-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective as of April 5, 2009, Derek McLeish, the Chief Executive Officer of Carbon Sciences, Inc. (the “Company”) and Byron H. Elton, the Company’s President, entered into a Stock Option Agreement (the “Elton SOA”) pursuant to which Mr. Elton purchased the option (the “Elton Option”) to acquire 15,000,000 shares of the Company’s common stock (the “Elton Option Shares”) from Mr. McLeish at an exercise price of $.10 per share. The Option shall vest at the rate of 1/36 of the option shares monthly, commencing after one month of continuous employment of Mr. Elton with the Company, until all of the Option Shares have become fully vested. The Option shall terminate 90 days after Mr. Elton is fully vested in the Option or 90 days after the termination of his employment with the Company. Mr. McLeish has agreed to deposit the shares subject to the Option into escrow. If the Option is exercised in full and assuming Mr. McLeish does not acquire any additional shares of the Company’s common stock and no additional shares of the Company's common stock are issued, Mr. McLeish will own 34,750,000 shares or 22.62% of the Company’s common stock and Mr. Elton will own 15,000,000 shares or 9.76% of the Company’s common stock.

Also, effective as of April 5, 2009, Mr. McLeish and Dr. Naveed Aslam, the Company’s Chief Technology Officer, entered into a Stock Option Agreement (the “Aslam SOA”) pursuant to which Dr. Aslam purchased the option (the “Aslam Option”) to acquire 5,000,000 shares of the Company’s common stock (the “Aslam Option Shares”) from Mr. McLeish at an exercise price of $.10 per share. The Aslam Option shall vest at the rate of 1/36 of the Aslam option shares monthly, commencing after one month of continuous employment of Dr. Aslam with the Company, until all of the Aslam Option Shares have become fully vested. The Option shall terminate 90 days after Dr. Aslam is fully vested in the Option or 90 days after the termination of his employment with the Company. Mr. McLeish has agreed to deposit the shares subject to the Option into escrow. If the Aslam Option is exercised in full and assuming Mr. McLeish does not acquire any additional shares of the Company’s common stock and no additional shares of the Company’s common stock are issued, Mr. McLeish will own 44,750,000 shares or 29.13% of the Company’s common stock and Dr. Aslam will own 5,000,000 shares or 3.25% of the Company’s common stock.   Further, assuming both the Elton Option and the Aslam Option are exercised in full, and assuming further that Mr. McLeish does not acquire any additional shares of the Company’s common stock and no additional shares of the Company's common stock are issued, Mr. McLeish will own 29,750,000 shares or 19.36% of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Stock Option Agreement between Derek McLeish and Byron H. Elton dated as of April 5, 2009.

99.2	Stock Option Agreement between Derek McLeish and Dr. Naveed Aslam dated as of April 5, 2009.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carbon Sciences

Date: April 20, 2009	By:	/s/ Derek W. McLeish
Derek W. McLeish
Chief Executive Officer

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